Exhibit 10.02

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2026, is entered into by and among YPF Energía Eléctrica S.A., a corporation incorporated under the laws of Argentina (the “Company”), BNR Power Investments B.V (“BNR”) and YPF S.A. (“YPF” and, together with BNR, the “Shareholders”).

RECITALS

WHEREAS, the Company intends to consummate an initial public offering of Class B common shares and American depositary shares representing Class B common shares of the Company registered under the Securities Act of 1933, as amended (the “IPO”);

WHEREAS, immediately following consummation of the IPO, the Shareholders beneficially own common shares or other equity securities of the Company that were not sold in the IPO and that may constitute restricted securities or control securities under the Securities Act;

WHEREAS, in connection with, and effective upon, the consummation of the IPO, the Company and the Shareholders desire to set forth certain rights and obligations with respect to the registration under the Securities Act of Registrable Securities held by the Shareholders and their Permitted Transferees (as defined herein); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions

As used in this Agreement, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that the Company has been advised by counsel would be required to be made in any Registration Statement or Prospectus in order for such Registration Statement or Prospectus not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but the disclosure of which the Board determines in good faith would reasonably be expected to have a material adverse effect on the Company or materially interfere with a bona fide financing, acquisition, disposition, restructuring, corporate reorganization or other material transaction involving the Company or any of its subsidiaries.

“Agreement” means this Registration Rights Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“ADSs” means American depositary shares representing Common Shares of the Company, if applicable.

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Argentina Securities Laws” means the securities laws, rules and regulations of Argentina, including the rules and regulations of the Comisión Nacional de Valores, in each case as applicable to the Company.

“Blackout Period” has the meaning set forth in Section 5.1.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Buenos Aires, Argentina are authorized or required by law to close.

“SEC” means the U.S. Securities and Exchange Commission.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demanding Shareholder” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Shareholders’ Agreement” means the shareholders’ agreement, dated March 20, 2018, among the Company and the Shareholders.

“Form F-1” means Form F-1 under the Securities Act or any successor form thereto.

“Form F-3” means Form F-3 under the Securities Act or any successor form thereto.

“Governmental Authority” means any U.S., Argentine or other foreign, federal, state, provincial, local or other governmental, regulatory or self-regulatory authority, agency, commission, court, tribunal or securities exchange having jurisdiction over the relevant Person or matter.

“Holder” means each Shareholder and any Permitted Transferee to whom Registrable Securities and rights under this Agreement have been transferred in accordance with Section 10.2.

“Initiating Shelf Holder” has the meaning set forth in Section 4.3(a).

“IPO” has the meaning set forth in the recitals.

“Lock-Up Period” means the period during which a Holder is restricted from transferring Registrable Securities pursuant to any lock-up agreement entered into with the underwriters in connection with the IPO or any other contractual transfer restriction applicable to such Holder in connection with the IPO.

“Marketed Underwritten Shelf Takedown” means an Underwritten Shelf Takedown that involves customary marketing efforts, including a road show or other substantial marketing process, by the Company, one or more selling Holders and the underwriters.

“Non-Marketed Underwritten Shelf Takedown” means an Underwritten Shelf Takedown that does not involve a customary road show or other substantial marketing process.

“Common Shares” means the Class B common shares or other equity securities of the Company, including any shares represented by ADSs, and any securities issued or issuable with respect thereto by way of share split, share dividend, recapitalization, merger, amalgamation, consolidation, exchange or similar transaction.

“Permitted Transferee” means, with respect to any Holder, (a) any Affiliate of such Holder, (b) any entity controlled or under common control with such Holder or any of its Affiliates, and (c) any affiliate successor to such Holder or any of its Affiliates (whether by merger, consolidation, reorganization, recapitalization, or otherwise).

“Person” means any individual, corporation, company, partnership, limited liability company, trust, estate, association, joint venture, Governmental Authority or other entity.

“Piggyback Registration” has the meaning set forth in Section 3.1(a).

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, free writing prospectus, issuer free writing prospectus, prospectus supplement and any amendment or supplement thereto.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC, or the automatic effectiveness of such Registration Statement, as applicable.

“Registrable Securities” means any Common Shares (including upon conversion of Class A common shares of the Company into Common Shares in accordance with the bylaws of the Company) or ADSs of the Company held by a Holder as of immediately following the consummation of the IPO, and any securities issued or issuable with respect to such securities by way of share split, share dividend, recapitalization, merger, amalgamation, consolidation, exchange or similar transaction; provided that any such securities shall cease to be Registrable Securities when: (a) they have been sold pursuant to an effective Registration Statement; (b) they have been sold pursuant to Rule 144 or another exemption from registration under the Securities Act; (c) they have been otherwise transferred and uncertificated book-entry positions that do not have a legend restricting transfer under the Securities Act shall have been delivered by the Company or the depositary and such securities are eligible to be resold without registration under the Securities Act, without regard to any volume or manner-of-sale limitations under Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect; or (d) they cease to be outstanding.

“Registration Expenses” has the meaning set forth in Section 7.1.

“Registration Statement” means any registration statement filed with the SEC under the Securities Act, including any Form F-1, Form F-3 or other applicable form, and any prospectus, amendments and supplements included therein or relating thereto.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 under the Securities Act or any successor rule thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means underwriting discounts, selling commissions, brokerage fees, stock transfer taxes and similar selling expenses attributable to the sale of Registrable Securities by a Holder, and any fees and expenses of counsel or advisors for any Holder other than the holder counsel expenses expressly included in Registration Expenses.

“Shelf Registration Statement” means a Registration Statement filed with the SEC pursuant to Rule 415 for an offering to be made on a delayed or continuous basis.

“Shelf Takedown” means an offering or sale of Registrable Securities pursuant to an effective Shelf Registration Statement.

“Suspension Notice” has the meaning set forth in Section 5.2.

“Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters for reoffering to the public.

“Underwritten Shelf Takedown” means an Underwritten Offering pursuant to an effective Shelf Registration Statement.

Section 1.2 Interpretation

Unless the context otherwise requires, references to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of this Agreement. The words “include,” “includes” and “including” are deemed to be followed by “without limitation.” References to laws include such laws as amended and any successor laws. References to “shares” include ADSs or other depositary securities representing shares, if applicable. References to the Company’s obligation to file or maintain a Registration Statement shall be interpreted in a manner consistent with the Company’s status as a foreign private issuer and its eligibility to use Form F-1, Form F-3 or any successor form.

ARTICLE II

DEMAND REGISTRATION RIGHTS

Section 2.1 Demand Registrations

(a) Subject to Sections 2.1(b), 2.2, 2.3 and Article V, at any time after the expiration or waiver of the Lock-Up Period applicable to the Registrable Securities requested to be registered, either Shareholder may request in writing that the Company file a Registration Statement on Form F-1 or any other appropriate form then available to the Company to register all or any portion of the Registrable Securities held by such Shareholder (a “Demand Registration,” and the requesting Shareholder, the “Demanding Shareholder”). The request shall specify the number of Registrable Securities proposed to be registered and the intended method of distribution. The Company shall, as promptly as reasonably practicable, file the requested Registration Statement and shall use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable thereafter.

(b) BNR shall be entitled to request up to two Demand Registrations (which, for the avoidance of doubt, shall be in addition to any Shelf Registration pursuant to Section IV). The Company shall not be obligated to effect more than two Demand Registrations in the aggregate by all Shareholders in any 12-month period; provided that BNR shall be entitled to at least one of its Demand Registrations in any 12-month period, regardless of whether any other Shareholder has exercised a separate demand registration right during such period. A Demand Registration shall not be deemed effected unless the related Registration Statement has become effective and has remained effective for at least 60 days, or such shorter period during which all Registrable Securities included therein have been sold; provided that a Demand Registration shall be deemed effected if the offering is withdrawn at the request of the Demanding Shareholder; provided, further, that a Demand Registration shall not be deemed effected if the Registration Statement is subject to a stop order or Blackout Period that prevents the Demanding Shareholder from selling all of the Registrable Securities requested to be included therein.

(c) The Company shall not be obligated to effect any Demand Registration unless the Registrable Securities requested to be registered by the Demanding Shareholder are reasonably expected to have an aggregate gross offering price of at least $50 million, based on the average closing price or last reported sale price of the applicable securities for the 10 trading days preceding the demand request, or such lower amount as constitutes all remaining Registrable Securities held by the Demanding Shareholder.

(d) The Company shall promptly, and in any event within five Business Days after receipt of a Demand Registration request, notify the non-demanding Shareholder of such request. The non-demanding Shareholder may elect to include Registrable Securities in the Demand Registration by delivering written notice to the Company within five Business Days after receipt of the Company’s notice.

(e) If the managing underwriter or underwriters of any underwritten Demand Registration advise the Company and the Holders participating in such Demand Registration that, in their good faith judgment, the number of securities requested to be included in such offering would adversely affect the offering price, timing or distribution of the securities offered, then the Company shall include in such Demand Registration only the number of securities that the managing underwriter or underwriters advise can be sold without such adverse effect, allocated: first, to the Demanding Shareholder; second, to the Company; third, if BNR is not the Demanding Shareholder, to BNR; fourth, to the other participating Holders pro rata based on the number of Registrable Securities requested to be included by them; and fifth, to any other holders of securities of the Company with contractual registration rights. In no event shall the number of Registrable Securities underwritten in such Demand Registration be limited unless and until all shares held by Persons other than the Holders or the Company are completely excluded from such offering.

Section 2.2 Restrictions on Demand Registrations

The Company shall not be obligated to effect a Demand Registration: (a) during the Lock-Up Period applicable to the Registrable Securities requested to be registered; (b) during any Blackout Period; (c) within 60 days after the effective date of a Registration Statement for an Underwritten Offering in which the Holders had an opportunity to participate pursuant to Article III, other than a Registration Statement on Form S-8, Form F-4 or any successor or similar form; (d) if the Company is not then eligible to register the applicable securities under the Securities Act, subject to the Company’s obligation to use reasonable best efforts to become eligible; or (e) if the request would require the Company to violate applicable U.S. federal securities laws, Argentina Securities Laws, exchange rules or other applicable law.

Section 2.3 Selection of Underwriters

If any Demand Registration is an Underwritten Offering, the Demanding Shareholder shall have the right to select the lead managing underwriter or underwriters to be appointed for such offering from among those listed on Exhibit A after consultation with the Company.

ARTICLE III

PIGGYBACK REGISTRATION RIGHTS

Section 3.1 Piggyback Rights

(a) If, at any time after the IPO, the Company proposes to file a Registration Statement under the Securities Act or conduct an Underwritten Offering, whether for its own account or for the account of any holder of its securities, other than a registration on Form S-8, Form F-4 or any successor or similar form, or a registration solely relating to an employee benefit plan, dividend reinvestment plan, exchange offer, business combination or similar transaction, the Company shall give written notice to each Holder at least five Business Days before the anticipated filing date or launch date, as applicable. Each Holder may request that the Company include all or a portion of such Holder’s Registrable Securities in such registration or offering by delivering written notice to the Company within three Business Days after receipt of the Company’s notice (a “Piggyback Registration”).

(b) The Company may abandon, postpone, withdraw or terminate any registration or offering initiated by the Company at any time in its sole discretion, whether or not any Holder has elected to include Registrable Securities therein, without liability to any Holder.

Section 3.2 Piggyback Cutbacks

If the managing underwriter or underwriters of any Underwritten Offering involving a Piggyback Registration advise the Company that, in their good faith judgment, the number of securities requested to be included in such offering would adversely affect the offering price, timing or distribution of the securities offered, then the Company shall include only the number of securities that the managing underwriter or underwriters advise can be sold without such adverse effect, allocated as follows:

(a) in the case of a Company-initiated primary offering: first, to the Company; second, to BNR; third, to the Holders pro rata based on the number of Registrable Securities requested to be included by them; and fourth, to any other holders of securities of the Company with contractual registration rights;

(b) in the case of an offering initiated by a Holder pursuant to Article II or Article IV: first, to the initiating Holder or Holders in accordance with the applicable provisions of this Agreement; second, to the Company; third, to the other Holders pro rata based on the number of Registrable Securities requested to be included by them; and fourth, to any other holders of securities of the Company with contractual registration rights; and

(c) in the case of an offering initiated by another holder of Company securities with contractual registration rights: first, to such initiating holder to the extent required by its contractual rights; second, to the Company; third, to the Holders pro rata based on the number of Registrable Securities requested to be included by them; and fourth, to any other holders of securities of the Company with contractual registration rights.

ARTICLE IV

SHELF REGISTRATION AND SHELF TAKEDOWNS

Section 4.1 Shelf Registration

(a) If the Company is eligible to use Form F-3, the Company shall, upon written request of either Shareholder after expiration or waiver of the applicable Lock-Up Period, use reasonable best efforts to file, within 30 days after such request, a Shelf Registration Statement on Form F-3 covering the resale from time to time of all Registrable Securities requested to be included by the Holders. The Company shall cause such Shelf Registration Statement to become effective as promptly as reasonably practicable and in any event no later than 60 days after the filing thereof (or 90 days if the SEC reviews the Shelf Registration Statement) and shall maintain it continuously effective until the earlier of: (i) the date on which all securities covered by such Shelf Registration Statement cease to be Registrable Securities; and (ii) the date on which this Agreement terminates pursuant to Section 10.14.

(b) If the Company is not eligible to use Form F-3, the Company shall, upon written request of either Shareholder after expiration or waiver of the applicable Lock-Up Period, use reasonable best efforts to file, within 30 days of such request, a Shelf Registration Statement on Form F-1, to the extent available for delayed or continuous offerings, or another appropriate form, covering the resale of the Registrable Securities requested to be included; provided that the Company shall not be obligated to file a Form F-1 shelf more than once in any 12-month period.

(c) If a Shelf Registration Statement is effective and the Company becomes eligible to use Form F-3 in place of Form F-1, the Company shall use reasonable best efforts to convert the existing Shelf Registration Statement to Form F-3 or file a replacement Form F-3 Shelf Registration Statement as promptly as reasonably practicable after becoming eligible.

Section 4.2 Maintenance of Shelf Registration Statements

The Company shall use reasonable best efforts to keep each Shelf Registration Statement continuously effective and usable for resale of Registrable Securities during the period required by Section 4.1, subject to Article V. The Company shall supplement or amend such Shelf Registration Statement as required by the Securities Act and shall use reasonable best efforts to ensure that the Shelf Registration Statement is available for use by the Holders in accordance with the intended method of distribution.

Section 4.3 Underwritten Shelf Takedowns

(a) Subject to Sections 4.3(b), 4.3(c) and Article V, any Shareholder whose Registrable Securities are included in an effective Shelf Registration Statement may request that the Company cooperate in an Underwritten Shelf Takedown by delivering written notice to the Company specifying the number of Registrable Securities proposed to be sold and whether the requested offering is a Marketed Underwritten Shelf Takedown or a Non-Marketed Underwritten Shelf Takedown. The requesting Shareholder is referred to as the “Initiating Shelf Holder.”

(b) The Company shall not be obligated to cooperate in more than two Marketed Underwritten Shelf Takedowns at the request of BNR, or more than two Marketed Underwritten Shelf Takedowns in any 12-month period, nor more than one Marketed Underwritten Shelf Takedown in any 90-day period, unless the Company otherwise consents. Non-Marketed Underwritten Shelf Takedowns shall not be subject to the foregoing numerical limitations, but shall be subject to Section 4.3(c) and Article V.

(c) The Company shall not be obligated to cooperate in any Underwritten Shelf Takedown unless the Registrable Securities proposed to be sold are reasonably expected to have an aggregate gross offering price of at least $35 million in the case of a Non-Marketed Underwritten Shelf Takedown, or at least $50 million in the case of a Marketed Underwritten Shelf Takedown, in each case based on the average closing price or last reported sale price of the applicable securities for the 10 trading days preceding the request, or such lower amount as constitutes all remaining Registrable Securities held by the Initiating Shelf Holder.

(d) The Company shall promptly, and in any event within two Business Days after receipt of an Underwritten Shelf Takedown request, notify the other Shareholder of such request. The other Shareholder may elect to include Registrable Securities in the Underwritten Shelf Takedown by delivering written notice to the Company within one Business Day after receipt of the Company’s notice, or such shorter period as the Company may reasonably specify in light of the proposed timetable for the offering.

(e) If the managing underwriter or underwriters advise that the number of securities requested to be included in an Underwritten Shelf Takedown would adversely affect the offering price, timing or distribution of the securities offered, then the Company shall include only the number of securities that the managing underwriter or underwriters advise can be sold without such adverse effect, allocated: first, to the Initiating Shelf Holder; second, to the Company; third, to the other participating Holders pro rata based on the number of Registrable Securities requested to be included by them; and fourth, to any other holders of securities of the Company with contractual registration rights.

Section 4.4 Selection of Underwriters for Shelf Takedowns

The Initiating Shelf Holder shall have the right to select the lead managing underwriter or underwriters to be appointed for any Underwritten Shelf Takedown from among those listed on Exhibit A after consultation with the Company.

ARTICLE V

BLACKOUTS, SUSPENSIONS AND ADVERSE DISCLOSURE

Section 5.1 Blackout Periods

The Company may postpone the filing or effectiveness of any Registration Statement, suspend the use of any Prospectus, delay any Demand Registration or Shelf Takedown, or require Holders to discontinue sales under any effective Registration Statement, if the Board determines in good faith that such registration, offering or continued use would: (a) require the Company to make an Adverse Disclosure; (b) materially interfere with a bona fide material financing, acquisition, disposition, restructuring, corporate reorganization or other transaction involving the Company or any of its subsidiaries; (c) require the Company to file its financial statements with the SEC prior to the time the Company is required to file such financial statements under U.S. securities laws or Argentina Securities Laws, as applicable; or (d) cause the Company to violate applicable U.S. federal securities laws, Argentina Securities Laws, exchange rules or other applicable law. Any such postponement, delay or suspension is referred to as a “Blackout Period.”

Section 5.2 Suspension Notice

The Company shall provide written notice to each affected Holder of the commencement and termination of any Blackout Period (a “Suspension Notice”). At the request of the initiating Holder, the Company shall not be required to disclose to the Holders (and shall not so disclose to any Holder without such Holder’s prior written consent, other than pursuant to such Holder’s or such Holder’s Affiliate’s role as a director of the Company) the substance of specific reasons of any Blackout Period but rather, shall only be required to disclose that the event has occurred; provided that the Company shall not provide any material non-public information to the Holders in any notice.

Section 5.3 Limits on Blackout Periods

No Blackout Period shall exceed 90 consecutive days, and the Company shall not impose Blackout Periods for more than 180 days in the aggregate during any 12-month period; provided that the Company may extend a Blackout Period to the extent required by applicable law, stock exchange rule, Argentina Securities Laws or a court or governmental order. The Company shall terminate any Blackout Period as promptly as reasonably practicable after the circumstances giving rise to such Blackout Period cease to exist.

ARTICLE VI

REGISTRATION PROCEDURES

Section 6.1 Company Obligations

Whenever the Company is required to effect the registration of Registrable Securities pursuant to this Agreement, the Company shall use reasonable best efforts to:

(a) prepare and file with the SEC the applicable Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable (or, if this Agreement specifies a deadline by which a particular Registration Statement must become effective, by such deadline), all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder;

(b) prepare and file with the SEC such amendments and supplements to the Registration Statement and Prospectus as may be necessary to keep the Registration Statement effective and usable for the period required by this Agreement;

(c) within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the SEC, furnish to the respective counsel of the Holders of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

(d) furnish to each selling Holder, the underwriters, if any, and their respective counsel, without charge, copies of the Registration Statement, Prospectus and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities;

(e) use reasonable best efforts to register or qualify the Registrable Securities under applicable state securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it is not otherwise so subject;

(f) notify each selling Holder promptly in writing of: (i) the date and time of filing and effectiveness of any Registration Statement; (ii) any request by the SEC for amendments, supplements or additional information; (iii) the issuance of any stop order or the initiation of any proceedings for that purpose; (iv) the receipt of any notification regarding suspension of qualification of any Registrable Securities in any jurisdiction or the initiation or threat of any proceeding for such purpose; (v) the occurrence of any event that requires the making of any changes in the Registration Statement or Prospectus so that it does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) the occurrence of any event that cause the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to an offering of Registrable Securities to cease to be true and correct;

(g) use reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(h) cooperate with the depositary for the ADSs;

(i) participate in customary due diligence sessions and, in the case of a Marketed Underwritten Offering, take all such other customary actions as the holders of such Registrable Securities or the managing underwriter(s) of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the appropriate senior executives of the Company to participate in customary marketing efforts (including one-on-one meetings with prospective purchasers of Registrable Securities)), subject to reasonable availability;

(j) obtain customary legal opinions, comfort letters, negative assurance letters and other closing deliverables reasonably requested by the managing underwriters in an Underwritten Offering;

(k) enter into and perform customary underwriting, purchase, custody, power of attorney and other agreements reasonably necessary to effect the offering, provided that no Holder shall be required to make representations or warranties other than customary representations regarding such Holder’s title to the securities, authority, absence of liens, compliance with law, information supplied by such Holder and intended method of distribution;

(l) cooperate with each selling Holder and each underwriter to facilitate the timely preparation and delivery of certificates or book-entry positions representing Registrable Securities to be sold, without restrictive legends to the extent permitted by law;

(m) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(n) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends, if applicable, or the removal of any restrictive legends associated with any account at which such securities are held, if applicable, and enable such securities to be in such denominations and registered in such names as the Holders may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144;

(o) upon the reasonable request of any Holder, cooperate with such Holder in connection with any filing, registration, qualification or other regulatory process required or advisable under the Argentina Securities Laws in order to permit such Holder to offer, sell or transfer Registrable Securities (or securities represented thereby) in Argentina, including by (i) furnishing such information regarding the Company as may be required by the applicable Governmental Authority, (ii) executing and delivering such documents and instruments as may be reasonably necessary, and (iii) using reasonable best efforts to cause its officers, directors, accountants and counsel to cooperate in any such process; provided that the Company shall not be required to (A) qualify generally to do business or subject itself to taxation in any jurisdiction where it is not otherwise so required, (B) take any action that would cause it to violate applicable law or (C) bear any filing fees, translation costs or other out-of-pocket expenses of such process in Argentina (which shall be borne by the requesting Holder), other than expenses of the Company’s own personnel and existing advisors; and

(p) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC and applicable securities exchanges in connection with the applicable registration and offering.

Section 6.2 Holder Obligations

Each selling Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, the intended method of distribution and such other information as the Company may reasonably request and as is required to effect the registration or offering. The Company may exclude from any registration or offering the Registrable Securities of any Holder that fails to provide such information after reasonable prior notice.

Section 6.3 Underwriting Arrangements

No Holder may participate in any Underwritten Offering unless such Holder: (a) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements approved in accordance with this Agreement; and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements.

ARTICLE VII

EXPENSES

Section 7.1 Registration Expenses

Each participating Holder shall pay all expenses incurred in connection with any registration, offering or Shelf Registration Statement or Shelf Takedown pursuant to this Agreement pro rata based on the number of Registrable Securities included in the applicable registration, including: (a) SEC, FINRA and securities exchange registration, filing and listing fees; (b) printing, messenger, telephone and delivery expenses; (c) fees and expenses of the Company’s counsel, accountants and other advisors; (d) blue sky fees and expenses; (e) depositary fees and expenses including any counsel fees; and (f) expenses of Company road-show participation (collectively, “Registration Expenses”). The Company shall not be required to pay any Selling Expenses.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1 Indemnification by the Company

The Company shall indemnify and hold harmless each Holder, each Holder’s Affiliates, partners, members, officers, directors, employees, advisors and agents, each underwriter, and each Person who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages, liabilities and expenses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, free writing prospectus or other offering document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such loss, claim, damage, liability or expense arises out of or is based upon information furnished in writing to the Company by such Holder expressly for use therein.

Section 8.2 Indemnification by Holders

Each selling Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, employees, advisors and agents, each underwriter, each other selling Holder, and each Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, free writing prospectus or other offering document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by such Holder expressly for use therein. The aggregate liability of any Holder under this Section 8.2 shall not exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such indemnification obligation.

Section 8.3 Conduct of Indemnification Proceedings

Any Person entitled to indemnification under this Article VIII shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that failure to give such notice shall not relieve the indemnifying party of its obligations except to the extent materially prejudiced thereby. The indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnified party may participate in such defense with its own counsel at its own expense, except that the indemnifying party shall pay the reasonable fees and expenses of one separate counsel for all indemnified parties if representation by the same counsel would be inappropriate due to actual or potential conflicts of interest. The indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim unless such settlement (i) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such settlement and (ii) does not include any statement as to or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 8.4 Contribution

If indemnification under this Article VIII is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements, omissions or other matters that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. No Holder shall be required to contribute an amount greater than the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such contribution obligation. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IX

LOCK-UP AND HOLDBACK OBLIGATIONS

Section 9.1 Holder Lock-Up

In connection with any Underwritten Offering of equity securities of the Company, each participating Holder shall, if reasonably requested by the managing underwriter or underwriters, enter into a customary lock-up or holdback agreement restricting transfers of equity securities of the Company for the period reasonably requested by the managing underwriter or underwriters; provided that such period shall not exceed 90 days after the pricing date of such Underwritten

Offering; and provided further that (i) the Company’s directors, executive officers and other participating selling shareholders are subject to substantially similar restrictions and (ii) if any such Person is released from any lock-up or holdback restriction prior to the expiration thereof, each Holder shall be released on a pro rata basis from such restriction to the same extent.

ARTICLE X

MISCELLANEOUS

Section 10.1 Rule 144 Cooperation

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell its Registrable Securities to the public without registration, at all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall:

(a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder promptly upon request, so long as the Holder owns any Registrable Securities, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

Section 10.2 Transfer of Registration Rights

A Holder may transfer rights under this Agreement to any Permitted Transferee in connection with a transfer of Registrable Securities; provided that: (a) such transfer is made in compliance with applicable securities laws, the Company’s organizational documents and any applicable lock-up or transfer restriction; (b) the transferring Holder gives the Company written notice of the transfer, stating the name and address of the transferee and identifying the securities transferred; and (c) the transferee agrees in writing to be bound by the terms and conditions of this Agreement as if it were a Holder hereunder.

Section 10.3 No Inconsistent Agreements

The Company shall not enter into any agreement with respect to its securities that is inconsistent with, or materially impairs the rights granted under, this Agreement without the prior written consent of each of the Shareholders. The Company may grant registration rights to other holders after the date hereof, provided that such rights are not senior to or more favorable than the rights of the Holders without such consent or unless the Company concurrently extends equivalent rights and benefits to each Holder.

Section 10.4 Notices

All notices and other communications under this Agreement shall be in writing and shall be deemed duly given when delivered personally, sent by email with confirmation of transmission, sent by nationally recognized overnight courier or sent by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or at such other address as a party may designate by notice in accordance with this Section 10.4.

If to the Company:

[Address]

Attention: [•] Email: [•]

with a copy, which shall not constitute notice, to:

[Company Counsel]

[Address]

Attention: [•] Email: [•]

If to BNR:

[Address]

Attention: [•] Email: [•]

If to YPF:

[Address]

Attention: [•] Email: [•]

Section 10.5 Amendments and Waivers

This Agreement may be amended, modified or waived only by a written instrument signed by the Company and each of the Shareholders; provided that any amendment, modification or waiver that would adversely and disproportionately affect a Shareholder relative to the other Shareholder shall require the written consent of the adversely affected Shareholder.

Section 10.6 Assignment

Except as provided in Section 10.2, neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the Company and each of the Shareholders.

Section 10.7 Governing Law

This Agreement and all claims or causes of action arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice-of-law or conflict-of-law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 10.8 Submission to Jurisdiction

Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, City and State of New York, for any action, suit or proceeding arising out of or relating to this Agreement. Each party waives any objection to venue in such courts and any claim that such courts are an inconvenient forum.

Section 10.9 Waiver of Jury Trial

EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.10 Specific Performance

The parties acknowledge that irreparable harm may result if this Agreement is not performed in accordance with its terms and that money damages may not be an adequate remedy. Accordingly, each party shall be entitled to seek specific performance, injunctive relief and other equitable remedies, in addition to any other remedies available at law or in equity.

Section 10.11 Entire Agreement

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, whether written or oral, relating to such subject matter, including any pre-IPO registration rights, investors’ rights, shareholders’ or similar agreement to the extent relating to registration rights, except as expressly preserved herein.

Section 10.12 Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired. The parties shall negotiate in good faith to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision that most closely reflects the original intent of the parties.

Section 10.13 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by electronic transmission shall be deemed original signatures for all purposes.

Section 10.14 Effectiveness and Termination

This Agreement shall become effective upon consummation of the IPO and the termination of the Existing Shareholders’ Agreement. This Agreement shall terminate (i) with respect to any Holder, when such Holder and its Permitted Transferees collectively hold less than 3.75% of the Company’s outstanding capital stock, and (ii) with respect to BNR, if earlier, upon the second anniversary of the date of effectiveness of this Agreement; provided, however, that the foregoing clauses (i) and (ii) shall not apply as it relates to BNR’s rights under Article III of this Agreement, except that, in the event either of the foregoing clauses (i) or (ii) occur, Section 3.2(a) shall be deemed amended as follows: “in the case of a Company-initiated primary offering: first, to the Company; second, to YPF; third, to BNR; fourth, to the other Holders pro rata based on the number of Registrable Securities requested to be included by them; and fifth, to any other holders of securities of the Company with contractual registration rights.” This Agreement shall terminate in full when no Registrable Securities remain outstanding; provided that Article VIII and any accrued rights and obligations shall survive termination.

Section 10.15 Foreign Private Issuer Matters

The parties acknowledge that the Company is incorporated in Argentina and is expected to be a foreign private issuer under U.S. federal securities laws. The Company’s obligations under this Agreement shall be interpreted in a manner consistent with its status as a foreign private issuer, including its use of Form F-1, Form F-3, Form 20-F, Form 6-K and any successor forms. If the Company is not qualified or ceases to be a foreign private issuer (as defined in Rule 405 under the Securities Act) eligible to use a registration statement on Form F-1 or Form F-3, or eligible to file periodic reports on Form 20-F or 6-K, as the case may be, then all references in this Agreement to any such form shall be deemed to be references to Form S-1, Form S-3, Form 10-K, Form 10-Q or Form 8-K, as applicable, or such similar or successor form as may be appropriate, and the Company shall promptly take all actions reasonably necessary to ensure the Holders gain the expected benefit of this Agreement, including by filing (and making effective) any post-effective amendment to an existing Registration Statement or Shelf Registration Statement. Nothing in this Agreement shall require the Company to take any action that would violate Argentina Securities Laws or exchange-control regulations; provided that the Company shall use reasonable best efforts to structure any registration or offering contemplated by this Agreement in a manner that complies with such laws and regulations and preserves, to the extent reasonably practicable, the Holders’ economic rights under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

YPF ENERGÍA ELÉCTRICA S.A.

By:
Name:
Title:

BNR POWER INVESTMENTS B.V

By:
Name:
Title:

YPF S.A.

By:
Name:
Title: